Exhibit 2(ii)
                           PURCHASE AND SALE AGREEMENT

                           OKEECHOBEE COUNTY, FLORIDA


     THIS PURCHASE AND SALE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of April 28, 2004 by and between ROLLINS CONTINENTAL, INC., a New York corporation ("Seller") and LOR INC., a Georgia corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller certain real property in accordance with the terms and conditions hereinafter provided.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby covenant and agree as follows:



                                   ARTICLE 1
                                    PROPERTY

     1.1 Purchase of Property. Subject to the terms of this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the following:

          (a) certain real property containing approximately 8,993.20 acres more or less located in Section 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27,
     28,  29,  30, 31,  32,  33, 34 and 35,  Township  34 South,  Range 35 East,
     Okeechobee  County,  Florida,  and being  more  particularly  described  on
     Exhibit A and incorporated herein by reference, together with all buildings, structures, improvements, appurtenances, rights, easements and rights-of-way incident thereto (collectively, the "Real Property");

          (b) all tangible personal property and fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, use, leasing, service, or operation of the Real Property (collectively, the "Personal Property");

          (c) all intangible property of any kind owned by Seller and related to the Real Property or the Personal Property, including without limitation, Seller's rights and interests, if any, in and to the following (to the extent assignable): (a) all plans and specifications and other architectural and engineering drawings; (b) all warranties and guaranties given or made in respect; (c) all consents, authorizations, variances or waivers, licenses, applications, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality (collectively, the "Intangible Property;" the Intangible Property, the Personal Property and the Real Property collectively, the "Property").


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                                   ARTICLE 2
              PURCHASE PRICE, EARNEST MONEY, CLOSING AND CONDITIONS

     2.1 Purchase Price. Subject to the adjustments provided for elsewhere in this Agreement, including the Survey Purchase Price Adjustment described in
Section 4.4 below, the purchase price (the "Purchase Price") for the Property shall be SIXTEEN MILLION SIX HUNDRED THIRTY-SEVEN THOUSAND AND NO/100THS DOLLARS ($16,637,000.00). In calculating the Purchase Price, the parties have assumed that the Real Property contains approximately 8,992.97 acres of land, thus yielding a per acre price of $1,850.00 (the "Acre Price"). Purchase Price shall be paid by Purchaser to Seller in cash at Closing by wire transfer of federal funds, or by cashier's or certified check, or by closing attorney's escrow account check, at Purchaser's election, provided that such amount shall be adjusted for the "Earnest Money" (hereinafter defined in Section 2.2 below) and the closing prorations described hereinbelow.

     2.2 Earnest Money. Purchaser shall deliver to Fidelity National Title Insurance Company, Two Parkway Center, 1800 Parkway Place, Suite 700, Marietta, GA 30067 (the "Escrow Agent"), not later than two (2) business days after the date hereof, the sum of ____N/A__ No/100 Dollars (N/A) (the "Earnest Money"), which Earnest Money, together with any interest earned thereon, shall be either credited to or delivered to Purchaser at Closing, if not theretofore disbursed in accordance with the terms and conditions of this Agreement. After the expiration of the Inspection Period, the Earnest Money shall be at risk and shall be nonrefundable, except as expressly provided herein, including without limitation, Seller's inability, refusal or unwillingness to satisfy the closing conditions set forth in Section 5.1 below, and the terms of Sections 4.1, 4.2 and 9.2 and of Article 8.

     2.3  Closing.  The  consummation  of the  purchase and sale of the Property
herein   contemplated  (such  consummation  being  herein  referred  to  as  the
"Closing") shall take place on April 28, 2004.

     In the event the date of Closing falls on a Saturday, Sunday or holiday, the date of Closing shall be extended until, and shall occur on, the next business day.

     2.4 Place of Closing. The Closing shall take place at the offices of Arnall Golden Gregory LLP, at 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia, or at such other place in the metropolitan Atlanta area as may be reasonably designated by Seller and Purchaser.

     2.5 Exchange. Seller agrees that Seller shall cooperate with Purchaser's desire to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, for fee title in the Property, provided that Seller shall not be obligated to incur any additional expense or liability as a result of so structuring this transaction (other than sums incurred in connection with the review of necessary exchange documents), and said exchange shall not extend the date of Closing without the mutual consent of Purchaser and Seller, nor shall Seller be required to take title to any exchange property for the benefit of Purchaser.

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     Purchaser  agrees that Purchaser  shall  cooperate with Seller's  desire to exchange  other  property of like kind and  qualifying use within the meaning of
Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, for fee title in the Property, provided that Purchaser shall not be obligated to incur any additional expense or liability as a result of so structuring this transaction (other than sums incurred in connection with the review of necessary exchange documents), and said exchange shall not extend the date of Closing without the mutual consent of Seller and Purchaser, nor shall Purchaser be required to take title to any exchange property for the benefit of Seller.

     Reference is made to that certain Master Exchange Agreement dated January 8, 2004, between Purchaser and SunTrust Delaware Trust Company ("SunTrust") (the "Exchange Agreement"). Seller and Purchaser hereby acknowledge the Purchase Price shall be funded by proceeds currently held by SunTrust as qualified intermediary under the Exchange Agreement. Purchaser and Seller hereby acknowledge and agree that SunTrust's liability under this Agreement shall be limited to the Earnest Money deposited with Escrow Agent. The parties further agree that no duty, obligation, representation or warranty of Purchaser under this Agreement (if any) shall be assigned to SunTrust in connection with consummation of the transactions contemplated herein.

     2.6 Rights of Escrow Agent. Upon receipt of the Earnest Money, Escrow Agent shall promptly deposit the same into a government insured interest-bearing escrow account with such bank as Escrow Agent may select subject to Purchaser's and Seller's reasonable approval (the "Depository"). The parties hereby acknowledge and agree that Escrow Agent shall have the right to disburse the Earnest Money to Purchaser or Seller upon ten (10) days' written notice to the parties, but only if Escrow Agent shall not have received any written objections to such disbursement within ten (10) days after receipt by Purchaser and Seller of said notice. The parties hereto hereby acknowledge that the Escrow Agent shall have no liability to any party on account of its failure to disburse the Earnest Money and any interest thereon in the event of an unresolved dispute as to which party is entitled to receive the same. In the event of any dispute as to who is entitled to receive the Earnest Money and any interest thereon, Escrow Agent shall have the right, at its sole election, either to retain the funds and disburse them in accordance with the final order of a court of competent jurisdiction or to deposit the Earnest Money and any interest thereon with said court, pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of the Depository and shall only be liable otherwise in the event of its negligence or willful misconduct. Escrow Agent's fee for serving in such capacity and Escrow Agent's out-of-pocket expenses shall be paid 50% by Seller and 50% by Purchaser. All interest earned on the Earnest Money shall accrue to the benefit of Purchaser, but shall be credited, delivered or otherwise disbursed together with the Earnest Money in accordance with the terms and conditions of this Agreement. Purchaser's taxpayer identification number is 58-1317627.

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ARTICLE 3
                                   INSPECTION

     3.1 Inspection of Property. Purchaser, its agents and representatives shall have a period (the "Inspection Period") of N/A from the date hereof in which to conduct due diligence with respect to the Property and to enter upon and make such studies, tests and/or inspections of the Property, including environmental inspections, at Purchaser's sole cost and expense, as Purchaser deems necessary or appropriate. Such due diligence shall include review of all zoning, utility, engineering, access, title, geotechnical, environmental and cost issues associated with developing the Property, including obtaining any necessary governmental approvals or permits. In the event that Purchaser, in its sole discretion, determines that the Property is, for any reason whatsoever (including, without limitation, economic reasons), unsatisfactory to Purchaser, Purchaser shall have until the end of the last day of the Inspection Period (as it may be extended) to notify Seller in writing that Purchaser has elected to terminate this Agreement. If Purchaser elects to terminate this Agreement pursuant to the preceding sentence, then Escrow Agent shall promptly deliver One Hundred and No/100 Dollars ($100.00) to Seller from the Earnest Money and Purchaser shall promptly deliver to Seller copies of any and all studies, tests, reports, title examinations, surveys or similar material that Purchaser has had prepared with respect to the Property (which deliveries and payment Seller acknowledges and agrees constitute adequate consideration for the rights granted to Purchaser under this Agreement through the Inspection Period). Escrow Agent shall deliver the balance of the Earnest Money and any interest thereon to Purchaser and, upon Seller's receipt of such deliveries and payment and Purchaser's receipt of the balance of the Earnest Money, this Agreement shall be terminated and neither Purchaser nor Seller shall have any further rights or obligations hereunder, except for the survival of certain provisions as expressly provided for herein. In the event the final day of the Inspection Period falls on a Saturday, Sunday or holiday, the Inspection Period shall be extended until the next business day. Purchaser shall pay all costs incurred in making such studies, tests and/or inspections and shall indemnify Seller against and defend and hold Seller harmless from any liens, claims, losses and liabilities arising out of Purchaser's exercising its right and privilege to go upon the Property; provided this indemnity shall not require Purchaser to indemnify Seller for items merely discovered by Purchaser, such as environmental matters. This indemnity shall survive the termination of this Agreement.
Provided that Purchaser has not terminated this Agreement prior to the expiration of the Inspection Period, Purchaser shall continue to have the right prior to Closing to make on-site inspections of the Property during reasonable business hours in accordance with the terms and limitations of this Section 3.1. As provided in Section 2.2 above, if Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period, the Earnest Money thereafter shall be at risk and shall be nonrefundable, except as expressly provided herein.

     3.2 As-Is Condition. Seller expressly disclaims any representations or warranties of any kind, whether express or implied, with respect to the Property and its condition or fitness for a particular purpose, other than such representations and warranties as are expressly set forth in this Agreement. Except as otherwise specifically provided herein, the Property is to be conveyed by Seller and accepted by Purchaser in "As-Is, Where-Is, with All Faults" condition at Closing. The provisions of this Section 3.2 shall survive Closing.

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                                   ARTICLE 4
                                  TITLE; SURVEY

     4.1 Title. N/A.

     4.2 Objections to Title. N/A.

     4.3 Lease. Seller and Purchaser acknowledge that the Purchaser is currently in possession of the Property pursuant to that certain Lease for Pasturage Grazing and Hunting (the "Lease"), dated July 1, 2002 between Seller as lessor and Rollins Ranch, a division of Purchaser, as lessee. Purchaser and Seller hereby agree that the Lease shall terminate and any payments thereunder shall be prorated on a per diem basis at Closing. Any unfulfilled obligations, including without limitation, the indemnity contained in Paragraph VI of the lease shall survive termination indefinitely.

     4.4 Survey. Within ten (10) days from the date hereof, Purchaser shall order either an ALTA/ACSM Land Title Survey or a Florida Equivalent Survey (defined below) (the "Survey") of the Property to determine the acreage and boundaries of the Property. The parties acknowledge that the Survey will not be available prior to Closing. The cost of the Survey shall be paid by Purchaser. Purchaser shall use commercially reasonable efforts to have the Survey completed within nine (9) months from the date of Closing. Following receipt of the Survey, Purchaser shall cause a copy of the Survey to be delivered to Seller, and provided the Survey is reasonably acceptable to Seller, the Purchase Price shall be re-calculated on the basis of the actual acreage of the Property as shown by the Survey (the "Survey Purchase Price Adjustment"). If the Survey shows that the total acreage of the Property is less than 8,993.20 acres, then the Purchase Price shall be reduced by an amount equal to the Acre Price times the Acreage Shortfall (as defined below), and Seller shall promptly deliver to Purchaser cash equal to the amount overpaid at Closing; and (ii) if the Survey shows that the total acreage of the Property is greater than 8,993.20, then the Purchase Price shall be increased by an amount equal to the Acre Price times the Acreage Excess (as defined below), and Purchaser shall promptly deliver to Seller cash equal to the amount underpaid at Closing. As used herein, the term "Acreage Shortfall" shall mean a sum equal to 8,993.20 acres less the number of acres established by the Survey, and the term "Acreage Excess" shall mean a sum equal to the number of acres established by the Survey less 8,993.20 acres. As used herein, the term "Florida Equivalent Survey" shall mean a survey prepared in accordance with the minimum technical standards set forth in the Florida Administrative Code. Following delivery of such Survey, Seller agrees promptly to execute and deliver to Purchaser a Quitclaim Deed conveying all of Seller's rights, interests and title in and to the Property shown on the Survey. This provision shall survive the Closing.

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                                    ARTICLE 5
                                     CLOSING

     5.1 Seller's Deliveries and Conditions to Purchaser's Obligations. Seller shall execute and deliver at Closing the following documents, dated the date of Closing, the form of each of which shall be reasonably acceptable to Seller and Purchaser (provided any form attached hereto shall be acceptable to Seller and Purchaser, except that QuitClaim Deeds must also be acceptable to the Title Company), and the execution and accuracy of which shall be a condition to Purchaser's obligation to consummate the purchase and sale herein contemplated:

          (a) Quitclaim Deed. A Quitclaim Deed, in the form attached hereto as Exhibit B, duly executed by Seller conveying title to the Property, with the record legal description, together with all real property transfer tax returns required by the State of Florida;

          (b) Bill of Sale and Intangible  Property  Assignment.  A Bill of Sale
     (the "Bill of Sale"), in the form attached hereto as Exhibit C, duly executed by Seller conveying title to the Personal Property, without warranty as to the title or condition of such Personal Property;

          (c) Certificate of Non-Foreign Status. A certificate, in the form attached hereto as Exhibit D, duly executed by Seller setting forth
     Seller's address and Social Security or tax identification number and certifying that Seller is not a foreign person for purposes of the Foreign Investment in Real Property Tax Act ( a/k/a "FIRPTA");

          (d) Quitclaim Deed. If the legal description of the Property prepared from the Survey differs from the legal description of the Property attached to the Quitclaim Deed delivered at Closing, then Seller shall also execute and deliver to Purchaser at Closing, or thereafter as provided in Section
     4.4 hereof a second Quitclaim Deed, in the form attached hereto as Exhibit E, duly executed by Seller and conveying the Property to Purchaser using the Survey legal description (the "Additional Quitclaim Deed").

          (e) Owner's Affidavit. Two (2) counterparts of the Owner's Affidavit, in the form attached hereto as Exhibit F, duly executed by Seller and notarized, as approved by the Title Company for the issuance of the Title Policy without exception for parties in possession (other than Purchaser or anyone acting by, through or under Purchaser), mechanics', materialmen's or other statutory liens.

          (f) Owner's Affidavit as to Mineral Leases. Two (2) counterparts of the Owner's Affidavit as to Mineral Leases, in the form attached hereto as Exhibit G, duly executed by Seller and notarized, as approved by the Title Company.

          (g) Evidence of Authority. Such documentation as may be reasonably required by Purchaser and the Title Company to establish that this Agreement, the transactions contemplated herein and the execution and delivery of the documents required hereunder are duly authorized, executed and delivered.

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          (h)  Seller's  Certificate.  Two  (2)  counterparts  of a  certificate executed and sealed by Seller,  evidencing the  reaffirmation  of the truth
     and  accuracy  in  all  material  respects  of  Seller's   representations,
     warranties and agreements set forth in Article VII hereof.

          (i) Settlement Statement. Four (4) counterparts of a settlement statement executed by Seller, setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement at Closing (the "Settlement Statement").

          (j) Keys and Records. All of the keys to any door or lock on the Property and such original non-confidential books and records in Seller's possession as may be reasonably necessary for the continued operation of the Property.

          (k) Additional Documents. Such other documents, as are customary or may be reasonably necessary to consummate the sale of the Property or to induce the Title Company to issue the Title Policy.

     5.2 Purchaser's Delivery and Conditions to Seller's Obligation. At Closing, Purchaser shall deliver to Seller the following documents, dated the date of Closing, the form of which shall be reasonably acceptable to Seller and Purchaser (provided any form attached hereto shall be acceptable to Seller and Purchaser), and the executed and accuracy of which shall be a condition to Seller's obligation to consummate the purchase and sale herein contemplated.

          (a) Purchase Price Funds. Immediately available funds in the full amount of the Purchase Price, as adjusted pursuant to the terms of this Agreement;

          (b) Bill of Sale. Two (2) counterparts of the Bill of Sale, duly executed by Purchaser;

          (c) Settlement Statement. Four (4) counterparts of the Settlement Statement.

          (d) Additional Documents. Such other documents as are customary or may be reasonably necessary to consummate the sale of the Property or to induce the Title Company to issue the Title Policy.

     5.3 Costs of the Parties. Seller shall pay (i) the State of Florida taxes imposed upon the transactions contemplated in this Agreement and the conveyance of the Property; (ii) the cost of all premiums payable with respect to the Title Policy, including the cost of any endorsements to the Title Policy; (iii) one-half of any closing fees or escrow fees charged by the Escrow Agent; (iv) the cost of recording any title clearance documents required in accordance with this Agreement; and (v) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Purchaser hereunder. Purchaser shall pay (i) the cost of the Survey;
(ii) the cost of recording the Quitclaim Deed delivered at Closing and the Additional QuitClaim Deed; (iii) one-half of any closing fees or escrow fees charged by the Escrow Agent; (iv) any additional costs and charges customarily charged to purchasers in accordance with common escrow practices in the county in which the Property is

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located,  other than those costs and charges specifically required to be paid by
Seller hereunder. All costs and expenses of the parties' performance of their respective obligations hereunder and the consummation of the transactions contemplated herein that have not been assumed specifically by either party under the terms hereof shall be borne by the party incurring such cost or expense.

     5.4 No Brokers. Seller represents and warrants that Seller has not dealt with any broker or other finder in connection with the sale to Purchaser of the Property. Seller will indemnify and hold harmless Purchaser from and against any and all claims, loss, liability, cost and expenses (including reasonable attorneys fees) resulting from any claim that may be made against Purchaser by any broker or person claiming a commission, fee or other compensation from Purchaser by reason of this transaction, if such claim arises by or on account of any act of Seller or Seller's representatives. This indemnity shall survive the Closing and any termination, cancellation or expiration of this Agreement.

     Purchaser represents and warrants that Purchaser has not dealt with any broker or other finder in connection with the sale to Purchaser of the Property. Purchaser will indemnify and hold harmless Seller from and against any and all claims, loss, liability, cost and expenses (including reasonable attorneys fees) resulting from any claims that may be made against Seller by any broker or person claiming a commission, fee or other compensation from Seller by reason of this transaction if such claim arises by or on account of any act of Purchaser or Purchaser's representatives. This indemnity shall survive the Closing and any termination, cancellation or expiration of this Agreement.



                                   ARTICLE 6
                                 PRORATED ITEMS


     6.1 Prorations. Property taxes, community improvement district assessments and other similar charges assessed against the Property shall be prorated between Seller and Purchaser at Closing. Such proration shall be adjusted after Closing based on actual tax bills received. This provision shall survive Closing.





                                   ARTICLE 7
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER



     In order to induce Purchaser to enter into this Agreement, Seller makes the representations, warranties and covenants contained in this Article Seven, each of which is

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material to and is relied upon by  Purchaser.  Seller  represents,  warrants and covenants as follows:

     7.1 Organization; Authority to Sell. Seller is a duly organized and validly existing corporation and is in good standing under the laws of the State of New York. Seller is authorized to do business and in good standing under the laws of the State of Florida. Seller has the right, power and authority to (a) enter into this Agreement; (b) sell the Property to Purchaser in accordance with the terms and conditions hereof; and (c) perform and observe the terms and provisions hereof.

     7.2 No Condemnation Proceedings. To Seller's knowledge, there are no condemnation or eminent domain proceedings pending, threatened or contemplated against the Property or any part of the Property, and Seller has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part of the Property.

     7.3 Compliance with Laws. To Seller's knowledge, Seller has not received notice of any violations of law, municipal or county ordinances or other legal requirements with respect to the Property (or any part thereof) or with respect to the use, occupancy or construction thereof.

     7.4 Property Agreements. Except for the Lease and any agreements entered into by Purchaser on its behalf or on behalf of Seller, the Property is not subject to any leases, operating agreements, maintenance agreements, service agreements, management agreements, brokerage agreements, lease commission agreements or other agreements or instruments in force or effect entered into by Seller granting to any person or entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property.

     7.5 Pending Litigation. To Seller's knowledge, there is no litigation or any administrative proceeding pending with respect to the Property, or which could affect Seller's ability to properly and timely perform under this Agreement or for which Seller has received service of process or written notice of the threat thereof.

     7.6 Non-Foreign Person. Seller is not a "foreign person" for purposes of the withholding rules of FIRPTA.

     7.7 Mechanic's Liens. At or prior to Closing, Seller shall pay for all labor that has been performed on, or materials furnished to, the Property at Seller's direction for which a mechanic's or materialmen's lien or liens could be claimed by any person or entity.

     7.8 No Options or Contracts. Seller has granted no outstanding purchase options or rights of first refusal with respect to all or any part of the Property, and has entered into no outstanding contracts with others for the sale, mortgage or other transfer of all or any part of the Property.

     7.9 Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

     7.10 No Violations of Agreements. To Seller's knowledge, neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, shall result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property are bound.

     7.11 Environmental Matters. To Seller's knowledge, Seller has received no written notification from any governmental or quasi-governmental authority that that there are any violations of any federal or state environmental laws with respect to the Property, nor to Seller's knowledge, has Seller received any written notice from any governmental or quasi-governmental authority that such authority is contemplating an investigation of the Property with respect to a violation or suspected violation of any such environmental law.

     7.12 No New Encumbrances. During the term of this Agreement, Seller shall not convey or encumber any portion of the Property or any rights therein without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

     7.13 Warranties and Representations. The truth and accuracy in all material respects, as of the date of Closing, of all representations and warranties made by Seller herein shall be an express condition to Purchaser's obligation to consummate the transactions contemplated herein.

     7.14 No Breach. Seller shall not be deemed to be in breach of any warranty contained in this Agreement or any other document executed by Seller at Closing which shall be determined to be inaccurate in any respect, if, at Closing, Purchaser has actual knowledge of such inaccuracy. The reference to phrase, the "knowledge" of Purchaser, shall be deemed to include, without limitation, the actual knowledge of Thorne S. Winter or Donald P. Carson, respectively of RFA Management Co.


                                   ARTICLE 8
                                  CONDEMNATION

     If the Property or any portion thereof be taken by condemnation or conveyed under the threat of condemnation prior to Closing, or if there is any threatened condemnation against the Property as of the date of Closing, Purchaser may, at its sole election, either: (i) terminate this Agreement by notifying Seller in writing on or before the last date for Closing as provided for above, in which case the Earnest Money and any interest thereon shall be delivered to Purchaser, and all rights and obligations of the parties under this Agreement shall expire, except for the survival of certain provisions as expressly provided for herein, and this Agreement shall terminate and be of no further force and effect; or
(ii) proceed to Closing, in which event the Purchase Price shall be reduced by the total of any awards or other proceeds received by Seller on or before the date of Closing with respect to any taking, and, at Closing, Seller shall assign to

Purchaser all of its right to any and all awards or other proceeds paid or payable thereafter by reason of any taking. Seller shall notify Purchaser of the existence or threat of eminent domain proceedings promptly after Seller learns thereof.

                                   ARTICLE 9
                                DEFAULT; REMEDIES

     9.1 Purchaser Default. If all conditions precedent to Purchaser's obligation to consummate the purchase of the Property have been waived by Purchaser or satisfied, and if Seller has performed its covenants and agreements hereunder, but Purchaser has breached its covenants and agreements hereunder and for any reason whatsoever has failed, refused or is unable to consummate the purchase and sale of the Property by the date of Closing, then the Escrow Agent shall deliver the Earnest Money and any interest thereon to Seller as full and complete liquidated damages, it being acknowledged by Purchaser and Seller that in such event it would be extremely impracticable and difficult to ascertain the actual damages that would be suffered by Seller. Upon proper delivery of the Earnest Money and any interest thereon to Seller as liquidated damages, as above provided, no party to this Agreement shall have any liability to any other party to this Agreement, and this Agreement shall, in its entirety, be deemed of no further force and effect, except for the survival of certain provisions as expressly provided for herein. Such liquidated damages shall be Seller's sole remedy for Purchaser's failure to close when obligated to do so.

     9.2 Seller Default. If Seller has breached its covenants and agreements under this Agreement for any reason whatsoever, including without limitation the failure, refusal or inability of Seller to consummate the purchase and sale contemplated herein by the date of Closing, then Purchaser shall, at Purchaser's sole election, as Purchaser's sole and exclusive remedies:

          (a) terminate this Agreement by written notice delivered to Seller on or before the date of Closing, in which case Escrow Agent shall refund to Purchaser the Earnest Money and any interest thereon and recover from Seller any actual damages (but not punitive or speculative damages incurred by Purchaser as a result of such default, including, without limitation, a reimbursement of all of Purchaser's out-of-pocket expenses incurred to the date of such termination (including, without limitation, Purchaser's attorneys' fees and expenses, surveyors' fees and expenses, and engineering fees and expenses); or

          (b) obtain specific performance of this Agreement against Seller.



                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     10.1 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior understandings or agreements between the parties. This Agreement may be executed in one or more duplicate original counterparts, each of which shall be effective as and shall constitute an original document binding upon the party or parties signing the same. It shall not be necessary for each party to execute all counterparts, provided that each party has executed at least one counterpart.

     10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, permitted successors and permitted assigns.

     10.3 Survival of Warranties. It is the express intention and agreement of the parties to this Agreement that all covenants, agreements, statements, representations and warranties made by Seller or Purchaser in this Agreement and stated to survive Closing shall survive this Agreement, the delivery of the deeds and the Closing for a period of nine (9) months following the Closing, other than, the provisions of Section 3.2, the indemnity contained in Section
3.1 and the  indemnity  and  obligations  referred  to in the last  sentence  of
Section 4.3 and Section 5.4, all of which shall survive Closing in accordance with their respective terms.

     10.4 Waiver; Modification. Failure by Purchaser or Seller to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.

     10.5  Time  of  Essence.   TIME  IS  OF  THE  ESSENCE  OF  THIS  AGREEMENT.

     10.6 Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

     10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     10.8 Cumulative Remedies. Subject to the limitations set forth in Article Nine above, each and every one of the rights, benefits and remedies provided to Purchaser or Seller by this Agreement, or by any instrument or documents executed pursuant to this Agreement, are cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law or equity to Purchaser or Seller, except to the extent provided in Article Nine of this Agreement.

     10.9 Date Hereof. For purposes of this Agreement, "the date hereof" or similar references shall mean the date first above written.

     10.10 Assignment. In addition to the assignment permitted in Section 2.5 herein, Purchaser may assign its interest in this Agreement, either in whole or in part, without the prior written consent of Seller, to any entity which controls, is controlled by or is under common control with Purchaser, provided that such assignment shall not release Purchaser from liability hereunder.

     10.11 Intentionally Deleted.

     10.12 Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Seller represents that it has no knowledge concerning the existence of radon gas on the property being sold to Purchaser. Purchaser agrees that Seller has no duty to investigate whether radon gas is now or ever was present on the property being sold to Purchaser. Purchaser releases and discharges Seller from any claims, demands, fees, expenses and liability if it is found that radon gas is present on the property. Purchaser agrees to indemnify, defend and hold Seller harmless from any claims, demands, attorney's fees, expenses and liability if it is found at any time that radon gas is present on the property.

     10.13 Risk of Loss. Risk of loss from fire or other casualty to the buildings on the Property shall be Purchaser's until close of escrow and transfer of title. In the event of any damage or destruction to the Property, or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement.

                                   ARTICLE 11
                                     NOTICES

     11.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, sent by facsimile transmission (provided a copy is thereafter promptly sent by overnight delivery as hereinafter provided), sent by Federal Express or other nationally recognized overnight or same day courier service providing a return receipt, or mailed by first-class registered or certified mail, return receipt requested, postage prepaid (and shall be effective when received) to the following addresses:

                  If to Seller:             Rollins Continental, Inc.
                                            2170 Piedmont Road
                                            Atlanta, GA 30324
                                            Attention:  Ron Buchanan
                                            Telecopier: 404-888-2291
                  and a copy to:            Arnall Golden Gregory LLP
                                            2800 One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia  30309-3450
                                            Attention:  Paula Abercrombie Ball
                                            Telecopier: 404-873-8717

                  If to Purchaser:          LOR, Inc.
                                            c/o RFA Management, LLC
                                            2801 Buford Highway
                                            Suite 470
                                            Atlanta, GA 30329
                                            Attention:  Thorne S. Winter IV
                                            Telecopier: 404-486-4621

                  and a copy to:            Jones Day
                                            1420 Peachtree Street, NE
                                            Suite 800
                                            Atlanta, Georgia  30309
                                            Attention:  Scott A. Specht
                                            Telecopier: 404-581-8330

                                   ARTICLE 12
                                    EXECUTION

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                     SELLER:

                                     ROLLINS CONTINENTAL, INC.


                                     By: /s/ Harry J. Cynkus
                                       ---------------------------------------
                                         Harry J. Cynkus
                                         Secretary-Treasurer

                                            [CORPORATE SEAL]

                                     PURCHASER:

                                     LOR, INC.


                                     By: /s/ Donald P. Carson
                                       -----------------------------------------
                                         Donald P. Carson
                                         Secretary-Treasurer

                                            [CORPORATE SEAL]

                                   EXHIBIT "A"


ALL OF THE FOLLOWING PARCELS OF LAND lying and being in the County of Okeechobee, State of Florida, all being in Township 34 South, Range 35 East, and being more particularly described as follows:

Parcel 1:

S 1/2 of Section 15;
E 1/2 of Section 16;
All of Section 17;
All of Section 18;
All of Section 19;
All of Section 20;
All of Section 21;
The N 1/2 of the N 1/2 and the S 1/2 of the SW 1/4 of Section 22;
All of Section 27;
All of Section 28;
All of Section 29;
All of Section 33; and
All of Section 34.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 1 owned by Grantor.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins by deed dated August 18, 1960, and recorded in Book 45, Page 19 of Okeechobee County, Florida records, less and except Section 30, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

Parcel 2:


All that parcel of the following described property lying west of U.S. Highway No. 441, to-wit:

The S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; W 1/2 of the SE 1/4; and S 1/2 of the SE 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.

The W 1/2 of the NE 1/4 of Section 15; also, E 1/2 of the NE 1/4 of Section 15 (less a tract in the NE corner measuring 466.69 feet square and containing five acres) being KING'S SUBDIVISION of said land, according to plat thereof recorded in Plat Book 2, page 54, public records of Okeechobee County, Florida, LESS and EXCEPT, all of Block 1, Lots 1, 2, 3, 22, 23, 24 of Block 2; Lots 1, 2, 3, 22, 23 and 24 of Block 7, and Lots 10 to 17 inclusive of Block 8, in said Subdivision; all in Section 15, Township 34 South, Range 35 East.


NE 1/4 of the NW 1/4; S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; SE 1/4 of the SW 1/4; all in Section 14, Township 34 South, Range 35 East; and the NW 1/4 of
Section 23, Township 34 South, Range 35 East.

S 1/2 of Section 23; S 1/2 of the NW 1/4 and S 1/2 of Section 26; and Section 35; all in Township 34 South, Range 35 East.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 2 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins, dated September 8, 1960, and recorded in Book 45, Page 21 of Okeechobee County, Florida records.

Parcel 3:

S 50 feet of Section 31; and
All of Section 32.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 3 owned by Grantor.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by Mary Sisler, dated January 18, 1967, and recorded in Book 102, Page 13 of Okeechobee County, Florida records, less and except a portion of
Section 31, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

Parcel 4:

The W 1/2 of Section 16, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 4 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Ernst Junker and Hilde Junker, dated March 10, 1969, and recorded in Book 112, Page 359 of Okeechobee County, Florida records.

Parcel 5:

The S 1/2 of NE 1/4 of Section 22, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 5 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Marjorie C. Leggett and Gordon V. Leggett dated May 26, 1972, and recorded in Book 137, Page 627 of Okeechobee County, Florida records.

Parcel 6:

The N 1/2 of NE 1/4 of SE 1/4 of Section 22, Township 34 South, Range 35 East; and N 1/2 of the S 1/2 of N/E 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 6 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by W.D. Coker and Zora R. Coker dated May 26, 1972, and recorded in Book 138, Page 193 of Okeechobee County, Florida records.

                                    EXHIBIT B

                              Intentionally Deleted

                                    EXHIBIT C

DOC TAX $
RECORD  $

Prepared by and return to:

-------------------------
-------------------------
-------------------------
-------------------------

                                 QUITCLAIM DEED

This Indenture, made ____________, 2004 by and between ROLLINS CONTINENTAL, INC., a New York Corporation, hereinafter referred to as Grantor, whose address is 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and OKEECHOBEE RANCH LLC, a Georgia limited liability company, whose address is c/o RFA Management Company, LLC, 2801 Buford Highway, Suite 470, Atlanta, Georgia 30329, hereinafter referred to as Grantee.

Witnesseth: Grantor, in consideration of the sum of ten dollars and other valuable considerations to it in hand paid by Grantee, receipt of which is hereby acknowledged, does hereby release, remise and quitclaim to Grantee any and all of the right, title and interest of Grantor in and to the following described property situate in Okeechobee County, Florida:

                             See Attached Exhibit A.

As used herein, the terms "Grantor" and "Grantee" shall include their respective heirs, devisees, personal representatives, successors and assigns; any gender shall include all genders, the plural number the singular and the singular, the plural.

In Witness Whereof, Grantor has caused this deed to be executed in its name by its undersigned duly authorized officer the date above written.

WITNESSES:                               ROLLINS CONTINENTAL, INC.,
                                         a New York Corporation

                                         By:/s/ Harry J. Cynkus
------------------------------------        ------------------------------------
Signature of Witness                        Harry J. Cynkus, Secretary-Treasurer

------------------------------------                     (Corporate Seal)
Print Name of Witness

------------------------------------
Signature of Witness

------------------------------------
Print Name of Witness

STATE OF GEORGIA
COUNTY OF FULTON

The foregoing instrument was acknowledged before me this ____ day of ________ 2004 by ________________________, as ____________ of ROLLINS CONTINENTAL, INC.,
a New York Corporation. The above-named person is personally known to me or has produced _________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.


                                        ----------------------------------------
(Notary Seal)                           Signature of Notary Public

                                        ----------------------------------------
                                        Print Name of Notary Public

                                        I am a Notary Public of the State of
                                        Georgia, and my commission expires
                                        on ____________.

STATE OF GEORGIA
COUNTY OF FULTON

The foregoing instrument was acknowledged before me this ____ day of March 2004 by ____________________________, as ____________ of ROLLINS CONTINENTAL, INC., a
New York Corporation, on behalf of the corporation. The above-named person is personally known to me or has produced _________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.



                                        ----------------------------------------
(Notary Seal)                           Signature of Notary Public

                                        ----------------------------------------
                                        Print Name of Notary Public

                                        I am a Notary Public of the State of
                                        Georgia, and my commission expires
                                        on ____________.

                                    EXHIBIT A

                            Legal for Quitclaim Deed

ALL OF THE FOLLOWING PARCELS OF LAND lying and being in the County of Okeechobee, State of Florida, all being in Township 34 South, Range 35 East, and being more particularly described as follows:

Parcel 1:

S 1/2 of Section 15;
E 1/2 of Section 16;
All of Section 17;
All of Section 18;
All of Section 19;
All of Section 20;
All of Section 21;
The N 1/2 of the N 1/2 and the S 1/2 of the SW 1/4 of Section 22;
All of Section 27;
All of Section 28;
All of Section 29;
All of Section 33; and
All of Section 34.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 1 owned by Grantor.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins by deed dated August 18, 1960, and recorded in Book 45, Page 19 of Okeechobee County, Florida records, less and except Section 30, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

Parcel 2:

All that parcel of the following described property lying west of U.S. Highway No. 441, to-wit:

The S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; W 1/2 of the SE 1/4; and S 1/2 of the SE 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.

The W 1/2 of the NE 1/4 of Section 15; also, E 1/2 of the NE 1/4 of Section 15 (less a tract in the NE corner measuring 466.69 feet square and containing five acres) being KING'S SUBDIVISION of said land, according to plat thereof recorded in Plat Book 2, page 54, public records of Okeechobee County, Florida, LESS and EXCEPT, all of Block 1, Lots 1, 2, 3, 22, 23, 24 of Block 2; Lots 1, 2, 3, 22, 23 and 24 of Block 7, and Lots 10 to 17 inclusive of Block 8, in said Subdivision; all in Section 15, Township 34 South, Range 35 East.


NE 1/4 of the NW 1/4; S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; SE 1/4 of the SW 1/4; all in Section 14, Township 34 South, Range 35 East; and the NW 1/4 of
Section 23, Township 34 South, Range 35 East.

S 1/2 of Section 23; S 1/2 of the NW 1/4 and S 1/2 of Section 26; and Section 35; all in Township 34 South, Range 35 East.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 2 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins, dated September 8, 1960, and recorded in Book 45, Page 21 of Okeechobee County, Florida records.

Parcel 3:

S 50 feet of Section 31; and
All of Section 32.

TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 3 owned by Grantor.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by Mary Sisler, dated January 18, 1967, and recorded in Book 102, Page 13 of Okeechobee County, Florida records, less and except a portion of
Section 31, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

Parcel 4:

The W 1/2 of Section 16, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 4 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Ernst Junker and Hilde Junker, dated March 10, 1969, and recorded in Book 112, Page 359 of Okeechobee County, Florida records.

Parcel 5:

The S 1/2 of NE 1/4 of Section 22, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 5 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Marjorie C. Leggett and Gordon V. Leggett dated May 26, 1972, and recorded in Book 137, Page 627 of Okeechobee County, Florida records.

Parcel 6:

The N 1/2 of NE 1/4 of SE 1/4 of Section 22, Township 34 South, Range 35 East; and N 1/2 of the S 1/2 of N/E 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.


TOGETHER WITH all gas, oil, mineral and other sub-surface rights of the foregoing Parcel 6 owned by Grantor.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by W.D. Coker and Zora R. Coker dated May 26, 1972, and recorded in Book 138, Page 193 of Okeechobee County, Florida records.

                                    EXHIBIT D

                                  Bill of Sale

                 BILL OF SALE AND INTANGIBLE PROPERTY ASSIGNMENT

     THIS BILL OF SALE AND INTANGIBLE PROPERTY ASSIGNMENT (hereinafter referred to as this "Agreement"), made and delivered this day of April, 2004, by ROLLINS CONTINENTAL, INC., a New York corporation (hereinafter referred to as "Seller"), to OKEECHOBEE RANCH LLC, a Georgia limited liability company (hereinafter, together with its successors and assigns, referred to as "Purchaser");

                              W I T N E S S E T H:

     WHEREAS, Seller is the owner of fee simple title to certain real property (hereinafter referred to as the "Premises") located in Okeechobee County, Florida, as more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof;

         WHEREAS, Seller has on even date conveyed to Purchaser title to the Premises, and in connection therewith Seller wishes hereby to transfer and assign to Purchaser all of Seller's right, title and interest in and to all tangible personal property and fixtures and all intangible property related to the Premises.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

     1. Bill of Sale. Seller has granted, bargained, sold, conveyed, transferred, and delivered, and by these presents does grant, bargain, sell, convey, transfer and deliver, to all tangible personal property and fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, use, leasing, service, or operation of the Premises (hereinafter referred to as the "Personalty").

     2. Assignment of Intangible Property. seller has transferred, assigned and set over, and by these presents does transfer, assign, and set over in and to purchaser all of seller's right, title and interest, in and under any and all intangible property of any kind owned by seller and related to the premises or the personalty, including without limitation, seller's rights and interests, if any, in and to the following (to the extent assignable): (a) all plans and specifications and other architectural and engineering drawings; (b) all warranties and guaranties; (c) all consents, authorizations, variances or waivers, licenses, applications, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality.

     3. "As Is" Sale. Purchaser acknowledges that the Personalty is being sold to Purchaser "As Is" with no representation or warranty as to the condition, performance, capabilities, or fitness for any particular purpose of such Personalty or any warranty whatsoever, express or implied.

4. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of Purchaser and Seller and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement under seal as of the date and year first above stated.



                                        SELLER:

                                        ROLLINS CONTINENTAL, INC.


                                        By:  /s/ Harry J. Cynkus
                                            ------------------------------------
                                             Harry J. Cynkus
                                             Secretary-Treasurer

                                                     [CORPORATE SEAL]

                                        PURCHASER:

                                        OKEECHOBEE RANCH LLC

                                        By:  LOR, Inc., its sole Member and
                                             Manager

                                        By:  /s/ Donald P. Carson
                                            ------------------------------------
                                             Donald P. Carson
                                             Secretary-Treasurer

                                   EXHIBIT "A"

                            Record legal description

                               Okeechobee, Florida



ALL OF THE FOLLOWING PARCELS OF LAND lying and being in the County of Okeechobee, State of Florida, all being in Township 34 South, Range 35 East, and being more particularly described as follows:

Parcel 1:

S 1/2 of Section 15;
E 1/2 of Section 16;
All of Section 17;
All of Section 18;
All of Section 19;
All of Section 20;
All of Section 21;
The N 1/2 of the N 1/2 and the S 1/2 of the SW 1/4 of Section 22;
All of Section 27;
All of Section 28;
All of Section 29;
All of Section 33; and
All of Section 34.

TOGETHER WITH an undivided 1/4 interest in all oil and mineral rights in and to the above-described property.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins by deed dated August 18, 1960, and recorded in Book 45, Page 19 of Okeechobee County, Florida records, less and except Section 30, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 2:


All that parcel of the following described property lying west of U.S. Highway No. 441, to-wit:

The S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; W 1/2 of the SE 1/4; and S 1/2 of the SE 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.

The W 1/2 of the NE 1/4 of Section 15; also, E 1/2 of the NE 1/4 of Section 15 (less a tract in the NE corner measuring 466.69 feet square and containing five acres) being KING'S SUBDIVISION of said land, according to plat thereof recorded in Plat Book 2, page 54, public records of Okeechobee County, Florida, LESS and EXCEPT, all of Block 1, Lots 1, 2, 3, 22, 23, 24 of Block 2; Lots 1, 2, 3, 22, 23 and 24 of Block 7, and Lots 10 to 17 inclusive of Block 8, in said Subdivision; all in Section 15, Township 34 South, Range 35 East.


NE 1/4 of the NW 1/4; S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; SE 1/4 of the SW 1/4; all in Section 14, Township 34 South, Range 35 East; and the NW 1/4 of
Section 23, Township 34 South, Range 35 East.

S 1/2 of Section 23; S 1/2 of the NW 1/4 and S 1/2 of Section 26; and Section 35; all in Township 34 South, Range 35 East.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins, dated September 8, 1960, and recorded in Book 45, Page 21 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.



Parcel 3:

S 50 feet of Section 31; and
All of Section 32.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by Mary Sisler, dated January 18, 1967, and recorded in Book 102, Page 13 of Okeechobee County, Florida records, less and except a portion of
Section 31, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 4:

The W 1/2 of Section 16, Township 34 South, Range 35 East, less rights of way for public roads and highways, including all improvements and buildings thereon.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Ernst Junker and Hilde Junker, dated March 10, 1969, and recorded in Book 112, Page 359 of Okeechobee County, Florida records.

Parcel 5:

The S 1/2 of NE 1/4 of Section 22, Township 34 South, Range 35 East.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Marjorie C. Leggett and Gordon V. Leggett dated May 26, 1972, and recorded in Book 137, Page 627 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 6:


The N 1/2 of NE 1/4 of SE 1/4 of Section 22, Township 34 South, Range 35 East; and N 1/2 of the S 1/2 of N/E 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.


Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by W.D. Coker and Zora R. Coker dated May 26, 1972, and recorded in Book 138, Page 193 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

                                    EXHIBIT E

                        Certificate of Non-Foreign Status


                 TRANSFEROR'S CERTIFICATION OF NONFOREIGN STATUS

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform OKEECHOBEE RANCH LLC, a Georgia limited liability company (the "Transferee"), that withholding of tax under
Section 1445 of the Code will not be required upon the transfer of a U.S. real property interest to the Transferee by ROLLINS CONTINENTAL, INC., a New York corporation (the Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

     1._______The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2._______The   Transferor's   U.S.   employer   identification   number  is
____________; and

     3._______The Transferor's office address is 2170 Piedmont Road, Atlanta, Georgia 30324.

     The Transferor understands that this Certificate may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I gave authority to sign this document on behalf of the Transferor.

Dated:  ___________________, 2004

                                           ROLLINS CONTINENTAL, INC., a New York
                                           corporation
                                           By:  /s/ Harry J. Cynkus
                                               ---------------------------------
                                                 Harry J. Cynkus
                                                 Secretary-Treasurer

                                    EXHIBIT F

DOC TAX $
RECORD  $

Prepared by and return to:

-------------------------
-------------------------
-------------------------
-------------------------

                                 QUITCLAIM DEED

This Indenture, made ____________, 2004 by and between ROLLINS CONTINENTAL, INC., a New York Corporation, hereinafter referred to as Grantor, whose address is 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and OKEECHOBEE RANCH LLC, a Georgia limited liability company, whose address is c/o RFA Management Company, LLC, 2801 Buford Highway, Suite 470, Atlanta, Georgia 30329, hereinafter referred to as Grantee.

Witnesseth: Grantor, in consideration of the sum of ten dollars and other valuable considerations to it in hand paid by Grantee, receipt of which is hereby acknowledged, does hereby release, remise and quitclaim to Grantee any and all of the right, title and interest of Grantor in and to the following described property situate in Okeechobee County, Florida:

                             See Attached Exhibit A.

As used herein, the terms "Grantor" and "Grantee" shall include their respective heirs, devisees, personal representatives, successors and assigns; any gender shall include all genders, the plural number the singular and the singular, the plural.

In Witness Whereof, Grantor has caused this deed to be executed in its name by its undersigned duly authorized officer the date above written.

WITNESSES:                              ROLLINS CONTINENTAL, INC.,
                                        a New York Corporation

                                        By: /s/ Harry J. Cynkus
--------------------------------------     -------------------------------------
Signature of Witness                        Harry J. Cynkus, Secretary-Treasurer

--------------------------------------                  (Corporate Seal)
Print Name of Witness

--------------------------------------
Signature of Witness

--------------------------------------
Print Name of Witness

STATE OF GEORGIA
COUNTY OF FULTON

The foregoing instrument was acknowledged before me this ____ day of ________ 2004 by ________________________, as ____________ of ROLLINS CONTINENTAL, INC.,
a New York Corporation. The above-named person is personally known to me or has produced _________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.

                                      ------------------------------------------
(Notary Seal)                         Signature of Notary Public

                                      ------------------------------------------
                                      Print Name of Notary Public

                                      I am a Notary Public of the State of
                                      Georgia, and my commission expires
                                      on ____________.

                                    EXHIBIT A

                            Legal for Quitclaim Deed

                                    EXHIBIT G

STATE OF GEORGIA

COUNTY OF FULTON

                                OWNER'S AFFIDAVIT

     Before the undersigned attesting officer, duly authorized by law to administer oaths in the above-referenced state, appeared Affiant, Harry J. Cynkus, who, being duly sworn according to law, deposed and stated on oath as follows:


     That Affiant is the Secretary-Treasurer of Rollins Continental, Inc., a New York corporation, (hereinafter referred to as "Seller"), and is duly authorized to make this Affidavit.

     That Seller has not conveyed any interest in the real property described in Exhibit "A" attached hereto and incorporated herein by reference, except as may be disclosed by public record.

     That to Affiant's knowledge there are no unrecorded judgments, bankruptcies or executions against Seller or to Affiant's knowledge against said property which would affect title thereof.

     That no improvements or repairs have been made on said property at the instance of Seller during the 100 days immediately preceding the date hereof for which full payment has not been made and that there are no outstanding bills incurred by Seller for labor or materials used in making improvements or repairs on said property or for services of architects, surveyors, or engineers incurred in connection therewith which have not been paid; and that to Affiant's knowledge there are no unpaid bills or liens against said property for sewerage, water, sidewalk, street, or other improvements except as may be set forth on Exhibit "B".

     That Affiant knows of no pending petition for, nor is he aware of having received notice of condemnation, paving, or street, water, or sewer improvements affecting said property, and that to the knowledge of Affiant, no written notice of condemnation, any such improvements, or any other assessment has been received by Seller.

     That to Affiant's knowledge no brokers services have been engaged with regard to the management, sale, lease, option or other conveyance of any interest in said property or any loan secured thereby, except as disclosed in the Leases identified on Exhibit "C" attached hereto.

     That there are no parties in possession of all or any portion of said property, except for the Lease described on Exhibit "C" and anyone acting by, through or under Purchaser.

     That to Affiant's knowledge, Seller has not and will not execute any instrument that would affect title to the property, including, but not limited to, the mortgaging or conveying of the property or any interest therein or cause the creation of liens against the property subsequent to the effective date of Commitment No. NT04-0166 (File No. 4ATL) issued by Fidelity National Title Insurance Company and prior to the closing of the sale of the property to Okeechobee Ranch, LLC ("Buyer").

     That this Affidavit is made to induce Fidelity National Title Insurance Company to issue its policy of title insurance insuring said property.


Executed by me this __ day of April, 2004

                                               /s/ Harry J. Cynkus     (Affiant)
                                               ------------------------
                                               Harry J. Cynkus

STATE OF GEORGIA
COUNTY OF FULTON

The foregoing instrument was sworn to, subscribed and acknowledged before me this _____ day of April, 2004 by Harry J. Cynkus, in his capacity as Secretary-Treasurer of Rollins Continental, Inc., a New York corporation, who is personally known to me.

                              -----------------------------------------
                              Notary's Name:
                                           -------------------------------------

(NOTARIAL SEAL)

My Commission Expires:

----------------------

                                   Exhibit "A"


                            Record legal description

                               Okeechobee, Florida


ALL OF THE FOLLOWING PARCELS OF LAND lying and being in the County of Okeechobee, State of Florida, all being in Township 34 South, Range 35 East, and being more particularly described as follows:

Parcel 1:

S 1/2 of Section 15;
E 1/2 of Section 16;
All of Section 17;
All of Section 18;
All of Section 19;
All of Section 20;
All of Section 21;
The N 1/2 of the N 1/2 and the S 1/2 of the SW 1/4 of Section 22;
All of Section 27;
All of Section 28;
All of Section 29;
All of Section 33; and
All of Section 34.

TOGETHER WITH an undivided 1/4 interest in all oil and mineral rights in and to the above described property.

Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins by deed dated August 18, 1960, and recorded in Book 45, Page 19 of Okeechobee County, Florida records, less and except Section 30, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.


LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 2:


All that parcel of the following described property lying west of U.S. Highway No. 441, to-wit:

The S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; W 1/2 of the SE 1/4; and S 1/2 of the SE 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.

The W 1/2 of the NE 1/4 of Section 15; also, E 1/2 of the NE 1/4 of Section 15 (less a tract in the NE corner measuring 466.69 feet square and containing five acres) being KING'S SUBDIVISION of said land, according to plat thereof recorded in Plat Book 2, page 54, public records of Okeechobee County, Florida, LESS and EXCEPT, all of Block 1, Lots 1, 2, 3, 22, 23, 24 of Block 2; Lots 1, 2, 3, 22, 23 and 24 of Block 7, and Lots 10 to 17 inclusive of Block 8, in said Subdivision; all in Section 15, Township 34 South, Range 35 East.


NE 1/4 of the NW 1/4; S 1/2 of the NW 1/4; N 1/2 of the SW 1/4; SE 1/4 of the SW 1/4; all in Section 14, Township 34 South, Range 35 East; and the NW 1/4 of
Section 23, Township 34 South, Range 35 East.

S 1/2 of Section 23; S 1/2 of the NW 1/4 and S 1/2 of Section 26; and Section 35; all in Township 34 South, Range 35 East.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by O. Wayne Rollins and Grace C. Rollins, dated September 8, 1960, and recorded in Book 45, Page 21 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.



Parcel 3:

S 50 feet of Section 31; and
All of Section 32.


Being the same lands and premises granted and conveyed to Continental Broadcasting, Inc. by Mary Sisler, dated January 18, 1967, and recorded in Book 102, Page 13 of Okeechobee County, Florida records, less and except a portion of
Section 31, which was conveyed to Thomas L. Hammons and Gerlinde M. Hammons, by deed dated November 19, 1979, and recorded in Book 231, Page 1609 of Okeechobee County, Florida records.

LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 4:

The W 1/2 of Section 16, Township 34 South, Range 35 East, less rights of way for public roads and highways, including all improvements and buildings thereon.

Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Ernst Junker and Hilde Junker, dated March 10, 1969, and recorded in Book 112, Page 359 of Okeechobee County, Florida records.


Parcel 5:

The S 1/2 of NE 1/4 of Section 22, Township 34 South, Range 35 East.


Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by Marjorie C. Leggett and Gordon V. Leggett dated May 26, 1972, and recorded in Book 137, Page 627 of Okeechobee County, Florida records.



LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

Parcel 6:

The N 1/2 of NE 1/4 of SE 1/4 of Section 22, Township 34 South, Range 35 East; and N 1/2 of the S 1/2 of N/E 1/4 of the SE 1/4, all in Section 22, Township 34 South, Range 35 East.


Being  the  same  lands  and  premises   granted  and  conveyed  to  Continental
Broadcasting, Inc. by W.D. Coker and Zora R. Coker dated May 26, 1972, and recorded in Book 138, Page 193 of Okeechobee County, Florida records.


LESS AND EXCEPT all property lying within the rights of way of public roads or highways, if any.

                                   EXHIBIT "B"



                             Permitted Encumbrances

                               Okeechobee, Florida

     1. Current state and county ad valorem real property taxes not due and payable.

     2. All easements for the maintenance of public utilities that serve only the Property,

     3. Any matters which a current, accurate survey or physical inspection of the Property would show.

     4. Any matters of public record, including but not limited to, those matters set forth in Title Commitment No. NT04-0166 (File No. 04ATL), issued by Fidelity National Title Insurance Company of New York and all the vesting deeds.

                                   EXHIBIT "C"


                                     Leases



                                      NONE

                                    EXHIBIT G


                     OWNER'S AFFIDAVIT AS TO MINERAL LEASES


STATE OF_________________________
COUNTY OF ______________________


     I,  ________________________________,  ("Affiant")  after  first being duly sworn, do hereby state and depose, under penalties of perjury and upon oath, as follows with all recitals herein being limited to Affiant's knowledge:

1. I am over the age of 18 years, under no legal disabilities, have not been known by any name other than as set forth herein, and have personal knowledge of the facts and circumstances as herein set forth.

2. I am the ______________________ of Rollins Continental, Inc., a New York corporation, formerly known as Continental Broadcasting, Inc., a New York corporation, ("Rollins") and am duly authorized to make this Affidavit.

3. That the instruments referenced herein (the "subject instruments") are as follows:

     (a) Oil, Gas and Mineral Lease in favor of Shell Oil Company, dated September 12, 1973, recorded February 22, 1974 in Official Record Book 156, page 371, of the Public Records of Okeechobee County, Florida.

     (b) Oil, Gas and Mineral Lease in favor of Shell Oil Company dated September 12, 1973, recorded February 22, 1974 in Official Record Book 156, page 375, of the Public Records of Okeechobee County, Florida.

4. That there have been no amendments, modifications or extensions of the subject instruments, except as referenced herein, entered into by Rollins;

5. That Rollins has not received any payments for rents, leases or royalties in connection with the commercial production of oil, gas or minerals on the subject properties by the grantors recited in the subject instruments or their successors in interest for a period of at least 12 months prior to the date hereof.

6. That this Affidavit is made for the sole purpose of inducing Fidelity National Title Insurance Company to issue its policy of title insurance.


                                   [Continued]

Executed by me this __ day of April, 2004

                                     _________________________________ (Affiant)

                                     Name: _______________________________


STATE OF __________________________
COUNTY OF ________________________

The foregoing instrument was sworn to, subscribed and acknowledged before me this _____ day of April, 2004 by __________________________, in his/her capacity as _______________ of Rollins Continental, Inc., a New York corporation, who is personally known to me or has produced ___________________________________ as identification.

                               -----------------------------------------
                               Notary's Name: __________________________________

(NOTARIAL SEAL)

My Commission Expires:

----------------------




                                       2